UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011 (October 24, 2011)

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Transition

On October 24, 2011, the board of directors (the “Board”) of Mylan Inc. (the “Company”) announced that it approved the transition of Chairman and Chief Executive Officer Robert J. Coury into the newly-created role of Executive Chairman of the Board, effective as of January 1, 2012. As part of the overall management transition, effective as of January 1, 2012, President Heather Bresch will become Chief Executive Officer, reporting directly to the Board; Chief Operating Officer Rajiv Malik will be promoted to the role of President; Harry Korman, currently President, North America, will be promoted to Chief Operating Officer; and Anthony Mauro will be promoted to President, North America and also will retain his current role as President of Mylan Pharmaceuticals Inc.

In connection with these management changes, the Company has entered into amended employment agreements with each of Ms. Bresch and Messrs. Coury, Malik, Korman and Mauro, and an amendment to Mr. Coury’s retirement benefit agreement. These agreements and amendment are summarized below.

Mr. Mauro, age 38, joined the Company in 1996 as a Sales and Pricing Coordinator. Over the next 14 years, he assumed roles of increasing responsibility in the areas of sales, strategic development, and operations for Mylan Pharmaceuticals Inc., Mylan Institutional Inc. (formerly UDL Laboratories, Inc.) and Mylan Canada, ULC. Mr. Mauro served as the Company’s Vice President of Sales from May 2006 until March 2008, and as Vice President, US Sales National Account Management from March 2008 through September 2008. In October 2008, Mr. Mauro worked in Canada as Chief Operating Officer of Genpharm ULC (now Mylan Canada, ULC) and as Vice President of North America Strategic Development. On January 1, 2010, he was promoted to President of Mylan Pharmaceuticals Inc.

Also in 2010, the US Generic Pharmaceutical Association (GPhA) elected Mr. Mauro as the vice chairman of its board of directors. GPhA represents manufacturers and distributors of finished generic pharmaceuticals; manufacturers and distributors of bulk active chemicals; and suppliers of other goods and services to the generic drug industry. Mr. Mauro holds a Bachelor’s Degree in Business Administration specializing in Finance, as well as a Master’s Degree in Business Administration, from West Virginia University. He is also a Director and Officer of the American Triumvirate Insurance Company (ATIC), and a board member for West Virginia University’s Graduate School of Business and Economics.

For biographies of Ms. Bresch and Messrs. Coury, Malik and Korman, please see the Company’s Proxy Statement for the Annual Meeting of Shareholders on Schedule 14A, filed with the Securities Exchange Commission on March 29, 2011.

Employment Agreement and Retirement Benefit Agreement with Mr. Coury

On October 24, 2011, the Company and Robert J. Coury entered into a Second Amended and Restated Executive Employment Agreement, to be effective as of January 1, 2012 (the “New Agreement”), which revises the terms of Mr. Coury’s employment in connection with his anticipated transition to Executive Chairman as of January 1, 2012. The New Agreement has a term of three (3) years unless earlier terminated or extended in accordance with its terms. As Executive Chairman, Mr. Coury’s duties consist of: overall leadership and strategic direction of the Company, guidance to the new Chief Executive Officer and senior management of the Company, coordination of activities of the Board, oversight and key involvement in talent management, communication with shareholders and other important constituencies, transition of responsibilities to the new Chief Executive Officer, strategic business development, and mergers and acquisitions.

Mr. Coury’s compensation as Executive Chairman will consist of an annual base salary of $1,350,000 (reduced from $1,800,000) and a target bonus equal to 125% of base salary. Mr. Coury will continue to be eligible to participate in the company’s long-term and equity incentive plans at the discretion of the Company’s Compensation Committee, and his benefits and perquisites will generally remain the same as those currently provided, except that the parties have agreed that no further tax gross-ups will be provided with respect to Mr. Coury’s transportation usage.

The New Agreement requires that Mr. Coury refrain from competing world-wide, as well as refrain from soliciting Company customers and employees, in each case, for two (2) years following any termination of employment. In the event that Mr. Coury’s employment terminates for any reason (other than a voluntary resignation without “good reason” as defined in the New Agreement, occurring prior to July 1, 2012), he will be entitled to a payment equal to three (3) times his “annual cash compensation” (defined as the sum of Mr. Coury’s base salary as in effect on December 31, 2011, plus the higher of (i) the average annual bonus awarded to Mr. Coury with respect to 2009, 2010 and 2011 or (ii) Mr. Coury’s 2011 target bonus), and a pro-rated annual bonus for the year of termination based on actual performance, which would be reduced by Company-provided death benefits in the event of the termination of Mr. Coury’s employment due to death. Mr. Coury will also be provided with continued health and other benefits and aircraft usage for three (3) years following any such termination of employment, and will be eligible to participate in the Company’s Supplemental Health Insurance Plan. These payments and benefits would not be provided to Mr. Coury if, before July 1, 2012, the Company successfully asserts that Mr. Coury committed an act of “cause” (as defined under his current employment agreement) before January 1, 2012. In addition, if Mr. Coury’s employment is terminated without “cause” or for “good reason” (each as defined under his current employment agreement), all pre-2012 equity-based awards held by Mr. Coury and outstanding at the time of such termination of employment will fully vest.

Pursuant to the New Agreement, Mr. Coury waives his right to cash severance payments and benefits continuation under the Transition and Succession Agreement (the “T&S Agreement”) dated December 2, 2004 between the Company and Mr. Coury, as amended.

The Company and Mr. Coury originally entered into a Retirement Benefit Agreement as of December 31, 2004, which agreement had been amended from time to time (the “RBA Agreement”). On October 24, 2011, the Company and Mr. Coury entered into an amendment of his RBA Agreement (the “RBA Amendment”), to be effective as of January 1, 2012. In order to ensure that Mr. Coury’s retirement benefits will not be adversely affected by his reduced cash compensation during his period of service as Executive Chairman, the RBA Amendment provides that Mr. Coury’s retirement benefit attributable to his service through 2011 will be equal to the benefit accrued by Mr. Coury on December 31, 2011. This retirement benefit will be payable upon any termination of employment after December 31, 2011; provided that Mr. Coury will not be provided these benefits if the Company successfully asserts before July 1, 2012 that Mr. Coury committed an act of “cause” (as defined under his current employment agreement) before January 1, 2012.

As an incentive for Mr. Coury to continue employment as Executive Chairman and to assist in transitioning his Chief Executive Officer position and duties, the RBA Amendment provides that Mr. Coury will be eligible to receive a supplemental retirement benefit, vesting in two equal installments on each of January 1, 2013 and January 1, 2014, subject to his continued employment through the applicable date. The supplemental retirement benefit will be equal to the net present value of an annual retirement benefit equal to twenty percent (20%) of the sum of his annual base salary as of December 31, 2011 and the average of the three highest annual cash bonuses paid to Mr. Coury with respect to the five years preceding January 1, 2012, payable for a period of fifteen (15) years. If prior to January 1, 2014, (A) there occurs a change in control (as defined in the RBA Agreement) and Mr. Coury is employed by the Company immediately prior to such change in control, or (B) Mr. Coury’s employment terminates for any reason other than “cause” or resignation without “good reason” (each as defined in the New Agreement), the supplemental retirement benefit will fully vest. If Mr. Coury’s employment is terminated for cause, the supplemental retirement benefit will be forfeited.

The summary of the New Agreement and the RBA Amendment contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the New Agreement and the RBA Amendment, which are filed as Exhibits 10.1 and 10.6, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Employment Agreement with Ms. Bresch

On October 24, 2011, the Company entered into an Amended and Restated Executive Employment Agreement with Heather Bresch (the “Bresch Agreement”), to be effective as of January 1, 2012 (the “Effective Date”), to reflect her promotion to Chief Executive Officer as of the Effective Date. The Bresch Agreement expires on December 31, 2014, unless earlier terminated or extended in accordance with its terms. Pursuant to the Bresch Agreement, Ms. Bresch will receive an annual base salary of $1,000,000 and be eligible for an annual bonus award with a target bonus opportunity of 125% of base salary. On December 30, 2011, Ms. Bresch will be granted a number of restricted stock units (“RSUs”) with a grant date value equal to two-and-a-half (2.5) times Ms. Bresch’s base salary, or $2,500,000. The RSUs will vest in full on December 31, 2014 subject to Ms. Bresch’s continued employment through such date.

The Bresch Agreement requires that Ms. Bresch refrain from competing world-wide, as well as refrain from soliciting Company customers and employees, in each case, for one (1) year following any termination of employment. In the event that Ms. Bresch’s employment is terminated without “cause” or for “good reason” (each as defined in the Bresch Agreement), she would be entitled to a severance payment equal to two (2) times base salary, a pro-rata bonus based on actual performance, two (2) years of continued health benefits, and, if such termination occurs on or after January 1, 2013, vesting of a pro-rated portion of the December 30, 2011 RSU grant based on the number of days elapsed through the date of termination.

In the event of termination of employment for death or disability, Ms. Bresch would receive payments and benefits as if her employment had been terminated without cause, as described above, provided that such payments and benefits will be reduced by any death or disability benefits payable to her under Company plans or arrangements. If by December 31, 2014, the Company has not offered to renew the Bresch Agreement on substantially similar terms and conditions, Ms. Bresch’s employment will terminate as of that date and she will be entitled to the same payments and benefits as if her employment had been terminated without cause. If the Company makes such an offer and Ms. Bresch rejects the offer, she will be entitled to receive severance equal to one (1) times base salary and one (1) year of continued health benefits.

The description of the Bresch Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Bresch Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Mr. Malik

On October 24, 2011, the Company entered into an Amended and Restated Executive Employment Agreement with Rajiv Malik (the “Malik Agreement”) to reflect his promotion to President as of the Effective Date. The Malik Agreement expires on December 31, 2014 unless earlier terminated or extended in accordance with its terms, and provides that Mr. Malik will receive an annual base salary of $800,000 and a target bonus opportunity of 100% of base salary. On December 30, 2011, Mr. Malik will be granted a number of RSUs with a grant date value equal to two (2) times Mr. Malik’s base salary, or $1,600,000. The RSUs will vest in full on December 31, 2014, subject to Mr. Malik’s continued employment on such date.

The Malik Agreement contains the same restrictive covenants as the Bresch agreement, described above. In the event that Mr. Malik’s employment is terminated without “cause” or for “good reason” (each as defined in the Malik Agreement), he would be entitled to a severance payment equal to one-and-a-half (1.5) times base salary, a pro-rata bonus based on actual performance, eighteen (18) months of continued health benefits, and, if such termination occurs on or after January 1, 2013, vesting of a pro-rated portion of the December 30, 2011 RSU grant based on the number of days elapsed through the date of termination.

In the event of termination of employment for death or disability, Mr. Malik would receive payments and benefits as if his employment had been terminated without cause, as described above, provided that such payments and benefits will be reduced by any death or disability benefits payable to him under Company plans or arrangements. If by December 31, 2014, the Company has not offered to renew the Malik Agreement on substantially similar terms and conditions, Mr. Malik’s employment will terminate as of that date and he will be entitled to the same payments and benefits as if his employment had been terminated without cause. If the Company makes such an offer and Mr. Malik rejects the offer, he will be entitled to receive severance equal to one (1) times base salary and one (1) year of continued health benefits.

To the extent Mr. Malik’s relocation to the U.S. causes him to incur tax liabilities in excess of what he would have incurred had he remained in his home country of India, the Company has agreed to make payments as may be necessary to equalize Mr. Malik’s tax position.

The description of the Malik Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Malik Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Mr. Korman

On October 24, 2011, the Company entered into an Amended and Restated Executive Employment Agreement with Harry Korman (the “Korman Agreement”) to reflect his promotion to Chief Operating Officer as of the Effective Date. The Korman Agreement contains substantially identical terms as the Malik Agreement, except for the following:

•	Mr. Korman will receive an annual base salary of $575,000 and a target bonus opportunity of 100% of base salary.

•	The grant date value of Mr. Korman’s December 30, 2011 RSUs will equal one (1) times his base salary, or $575,000.

•

In the event of termination without cause or for good reason, Mr. Korman would be entitled to a severance payment equal to one (1) times base salary, a pro-rata bonus based on actual performance, and one (1) year of continued health benefits, and, if such termination occurs on or after January 1, 2013, vesting of a pro-rated portion of the December 30, 2011 RSU grant based on the number of days elapsed through the date of termination.

•

If by December 31, 2014, the Company has not offered to renew the Korman Agreement on substantially similar terms and conditions, Mr. Korman’s employment will terminate as of that date and he will be entitled to the same payments and benefits as if his employment had been terminated without cause. The Korman Agreement does not provide for any severance payments or benefits if the Company makes such an offer and Mr. Korman rejects it.

•	Mr. Malik’s relocation tax equalization provisions are inapplicable to Mr. Korman.

The description of the Korman Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Korman Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Mr. Mauro

On October 24, 2011, the Company entered into an Amended and Restated Executive Employment Agreement with Anthony Mauro (the “Mauro Agreement”) to reflect his promotion to President, North America as of the Effective Date. The Mauro Agreement contains substantially identical terms as the Korman Agreement, except for the following:

•	Mr. Mauro will receive an annual base salary of $460,000 and a target bonus opportunity of 75% of base salary.

•	The grant date value of Mr. Mauro’s December 30, 2011 RSUs will equal one (1) times his base salary, or $460,000.

•

In the event of termination without cause, Mr. Mauro would be entitled to a severance payment equal to one (1) times base salary, a pro-rata bonus based on actual performance, and one (1) year of continued health benefits, and, if such termination occurs on or after January 1, 2013, vesting of a pro-rated portion of the December 30, 2011 RSU grant based on the number of days elapsed through the date of termination. Mr. Mauro is not entitled to compensation or benefits on a termination for good reason.

•	Mr. Mauro’s non-compete restrictions are limited to North America.

The description of the Mauro Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Mauro Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On October 26, 2011, the Company issued a press release announcing the management transition changes described above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Second Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Robert J. Coury.

10.2	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Heather Bresch.

10.3	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Rajiv Malik.

10.4	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Harry Korman.

10.5	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Anthony Mauro.

10.6	Amendment No. 5 to Retirement Benefit Agreement, effective as of January 1, 2012, by and between Mylan Inc. and Robert J. Coury.

99.1	Press Release, dated October 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: October 28, 2011	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Robert J. Coury.

10.2	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Heather Bresch.

10.3	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Rajiv Malik.

10.4	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Harry Korman.

10.5	Amended and Restated Executive Employment Agreement, dated October 24, 2011 and effective January 1, 2012, by and between Mylan Inc. and Anthony Mauro.

10.6	Amendment No. 5 to Retirement Benefit Agreement, effective as of January 1, 2012, by and between Mylan Inc. and Robert J. Coury.

99.1	Press Release, dated October 26, 2011.